Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Paul Surdez (investors) - +1 336-436-5076
Investor@labcorp.com

Pattie Kushner (media) - +1 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LabCorp’s Xcellerate® Monitoring is Recognized with CARE Award as Best Sponsor-Focused Technological Development in Improving Clinical Trial Management

Xcellerate® Monitoring Excels at Delivering Actionable Information that Mitigates Risk, Protects Patient Safety and Drives Faster Clinical Trial Results

BURLINGTON, N.C. - May 11, 2016 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), the world’s leading healthcare diagnostics company, today announced that Covance Drug Development has received the Clinical & Research Excellence (CARE) Award for Best Sponsor-Focused Technological Development for its Xcellerate® Monitoring solution. Xcellerate Monitoring is a first-in-kind global, central monitoring solution that integrates, analyzes and visualizes relevant clinical trial data in near real time to mitigate risk, protect patient safety and drive better and faster clinical trial results, for a single study or across an entire portfolio of trials.

“We are very proud that Xcellerate Monitoring has been recognized by CARE with this award, and I applaud our team for their vision and execution in bringing the Xcellerate platform to life,” said Deborah Keller, chief executive officer of Covance Drug Development. “Xcellerate is a technology-enabled tool that is helping to improve health and improve lives by creating advanced analytics that help our sponsors improve the time, cost, and quality of their clinical development programs.”

Xcellerate Monitoring is part of Covance’s Xcellerate Clinical Trial Optimization® suite, a proprietary, technology-enabled solution set that can meaningfully reduce the cost, time, complexity and risk of drug development. The platform also includes Xcellerate Forecasting & Site Selection, Xcellerate Trial Management and Xcellerate Insights.

About the Clinical & Research Excellence Awards
In its inaugural year, the Pharma Intelligence | Informa Clinical & Research Excellence Awards recognize innovation and achievement in all stages of drug development, and in technological development and personalized medicine. The Best Sponsor-Focused Technological Development Award recognizes the vital importance of using the most sophisticated platforms during clinical trials to assist sponsors in effective management of study logistics, monitoring, risk mitigation and timely data collection and analysis. Informa PLC (Informa) is a leading business intelligence, academic publishing, knowledge and events business. Pharma Intelligence is part of the business intelligence division of Informa, and is the world's leading publisher of science and health information designed to help its customers make critical decisions, enhance productivity and improve outcomes.

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory services through LabCorp Diagnostics, and end-to-end drug development support through Covance Drug Development. LabCorp is a pioneer in commercializing new diagnostic technologies and is improving people’s health by delivering the combination of world-class diagnostics, drug development services and technology-enabled solutions. With net revenue in excess of $8.5 billion in 2015 and more than 50,000 employees in approximately 60 countries, LabCorp offers innovative solutions to healthcare stakeholders. LabCorp clients include physicians, patients and consumers, biopharmaceutical companies, government agencies, managed care organizations, hospitals and clinical labs. To learn more about Covance Drug Development, visit www.covance.com. To learn more about LabCorp and LabCorp Diagnostics, visit www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2016 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2015, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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